ACME BRICK COMPANY 401(k) RETIREMENT & SAVINGS PLAN

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-101662 on Form S-8 of Berkshire Hathaway Inc. of our report dated June 20, 2025, relating to our audit of the financial statements and supplemental schedule of the Acme Brick Company 401(k) Retirement & Savings Plan, which appears in this Annual Report on Form 11-K of Acme Brick Company 401(k) Retirement & Savings Plan for the year ended December 31, 2024.

/s/ Freed Maxick PC

Buffalo, New York

June 20, 2025

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